UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2015 (June 25, 2015)

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-21846 (Commission File Number)	13-3632859 (IRS Employer Identification Number)

9635 Granite Ridge Drive, Suite 100 San Diego, California (Address of principal executive offices)	92123 (Zip Code)

Registrant’s telephone number, including area code: (858) 459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and other reports and other filings filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, the "Filings") contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the management of Aethlon Medical, Inc. (the “Registrant”), as well as estimates and assumptions made by the Registrant's management. When used in the Filings, the words "anticipate,” "believe," "estimate," "expect," "future," "intend," "plan" or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, the Registrant's operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES.

On June 25, 2015, the Registrant completed the sale of $6,000,000 of units, comprised of common stock and warrants (the “Units”), to certain accredited investors (as such terms are defined in the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as amended, collectively the “Purchasers”) at a price of $6.30 per Unit pursuant to a Securities Purchase Agreement (the “Agreement”) entered into by the Registrant on June 23, 2015. Each unit (each, a “Unit” and collectively, the “Units”) consists of one share of common stock of the Registrant, $0.001 par value per share (“Common Stock”), and 0.75 of a five-year warrant (each, a “Warrant” and collectively, the “Warrants”), to purchase one share of Common Stock of the Registrant at an exercise price of $6.30 per share. Accordingly, a total of 952,383 shares of Common Stock and Warrants to purchase 714,286 shares of Common Stock were issued and sold pursuant to the Agreement (referred to as the “Financing”).

As part of the terms of the Agreement, on June 23, 2015, the Registrant entered into a Registration Rights Agreement with the Purchasers pursuant to which the Registrant has agreed to file a registration statement to register for resale the shares of Common Stock sold in the Financing, including the shares of Common Stock underlying the Warrants, within 30 calendar days following the closing of the Financing. Subject to certain exceptions, in the event the registration statement does not become effective within certain time periods set forth in the Registration Rights Agreement, the Registrant would be required to pay the Purchasers in the Financing an amount in cash equal to two percent (2.0%) of the aggregate purchase price of the Units every month until such time as the registration statement becomes effective or the shares of Common Stock (and shares of Common Stock underlying the Warrants) sold in the Financing may be sold by the Purchasers pursuant to Rule 144 without any restrictions or limitations.

The foregoing description of the Units, the Securities Purchase Agreement, the Registration Rights Agreement and the Warrants does not purport to be complete and is qualified in its entirety by the form of Warrant, the Registration Rights Agreement and the Securities Purchase Agreement attached to the Registrant’s Current Report on Form 8-K filed with the Commission on June 24, 2015, each of which is incorporated herein by reference.

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Roth Capital Partners served as sole placement agent for the Financing and received a cash fee of $285,512, expense reimbursement of $75,000, and a five-year warrant to purchase 32,371 shares of Common Stock at an exercise price of $6.30 per share (the “Purchase Agent Warrant”) for its services in the Financing. The foregoing description of the Purchase Agent Warrant does not purport to be complete and is qualified in its entirety by the form of Purchase Agent Warrant attached hereto as Exhibit 4.1.

Each of the Warrants and the Purchase Agent Warrant (collectively, the “Financing Warrants”) may be exercised by the holder thereof (each, a “Holder”) by payment in cash or on a cashless or “net” basis. In the event that a Financing Warrant is exercised on a cashless basis, the Registrant will not receive any proceeds. The exercise price of the Financing Warrants is subject to customary adjustments for stock splits, stock dividends, recapitalizations and the like. Each Warrant Holder has contractually agreed to restrict its ability to exercise its Financing Warrant such that the number of shares of Common Stock held by the Warrant Holder and its affiliates after such exercise does not exceed 4.99% of the Registrant’s then issued and outstanding shares of Common Stock.

The Common Stock and Warrants to purchase Common Stock issued at the closing of the Financing, including the Purchase Agent Warrant, were offered and issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. The Purchasers and Roth Capital Partners represented to the Registrant that each was an “accredited investor” as such term is defined under Regulation D and the Financing did not involve any form of general solicitation or general advertising.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1	Form of Purchase Agent Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHLON MEDICAL, INC.

By: /s/ James B. Frakes
James B. Frakes
Dated: June 26, 2015	Chief Financial Officer

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